Exhibit 10.2

This Agreement is made on the

1st Nov 2017

Between

MIG NETWORK & CONSULTANCY SDN BHD

(1043474-H)

The Main-Tenant

And

MIG MOBILE TECH BHD

(1160768-U)

The Sub-Tenant

TENANCY AGREEMENT

THIS TENANCY AGREEMENT is made on this 1st Nov 2017

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

1

BETWEEN	:	The party whose particulars are as stated in Part I of the FIRST SCHEDULE Hereto ( hereinafter called "The Main-Tenant") of the one part.

AND	:	The party whose particulars are as stated in Part II of the FIRST SCHEDULE Hereto ( hereinafter called "The Sub-Tenant") of the one part.

WHEREAS the Main-Tenant is the registered proprietor and/or beneficial owner of the property more particularly referred to and described in Part III of the Schedule ("hereinafter referred to as "the Demised Premises").

AND WHEREAS the Main-Tenant is desirous of renting out the Demised Premises and the Sub Tenant is desirous of taking on rent the said Demised Premises upon the terms and conditions herein after set forth.

NOW IT HEREBY AGREED as follows :-

1.	The Main-Tenant lets and the Sub-Tenant takes the Demised Premises for the term stipulated in Pait IV of the Schedule at the rent stipulated in Part V of the Schedule and subject to the terms and conditions hereinafter contained.

2.	The Sub-Tenant shall upon execution of this Agreement pay the Main-Tenant the sum stipulated in Part VI of the Schedule by way of deposit as security for the due observance and performance by the Sub-Tenant of the terms and conditions of this Agreement. The said sum shall be maintained at this figure and not deemed or treated as payment of rent.

3.	The Sub-Tenant hereby covenants with the Main-Tenai1t as follows:-

a.	To pay the rent hereby reserved on the days and in the manner aforesaid.

b.	To pay the Main-Tenant upon the execution of this Agreement the sum of Ringgit as specified in Pait VII of the Schedule only as deposit for electricity and water charges to be incurred during the tenancy of the Demised Premises. The said sum less sums as may then be payable by the Sub-Tenant under this Agreement shall be refunded without interest to the Sub-Tenant on the termination of this Tenancy.

c.	During the term hereby created to pay any increase of rates or other impositions of a like nature by whatever name called over and above the amount of such rates on impositions levied or imposed as at the date of commencement of the term hereby created where such increase is due or attributed to an increase in the rates payable.

d.	To keep the Demised Premises, the flooring and interior plaster or other surface material or rendering on walls and ceilings and the Main-Tenant's fixtures thereon including doors, windows, glass shutters, lock fastenings, electric wires, installations and fittings for the light and power and other fixtures and additions therein in good and tenantable repair and clean condition and to replace or repair any pait of the Demised Premises and the Main Tenant's fixtures and fittings therein which shall be broken or damage due to malicious, negligent or careless acts or omission of the Sub-Tenant his servants, agents, invitees or otherwise and further that if any damage is caused to the Main-Tenant or to any person whomsoever directly or indirectly through the said damaged condition of any part of the interior of the Demised Premises (including floorings, walls, ceilings, doors, windows and other Main-Tenant's fixtures) if any the Sub-Tenant shall be wholly responsible therefore and shall fully indemnify the Main-Tenant against all claims, demands, actions and legal proceedings whatsoever made upon the Main-Tenant by any person in respect thereof.

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

2

e.	To pennit the Main-Tenant and the Main-Tenant's servants, agents and workmen and with all necessary equipment and appliances at all reasonable time after 3 days prior notice to the Sub-Tenant to enter upon the Demised Premises and to view the condition thereof and if the Sub-Tenant fails to within 14 days upon notification rectify such damage caused by itself,its agent and/or worker then the Main-Tenant shall do such works and things as may be required for any repairs, alterations or to any other part or pmts of the said building and fmthwith to repair and amend in a proper and workman like manner any defect for which the Sub-Tenant is liable and of which written notice shall be given to the Sub-Tenant or left in the Demised Premises and to pay the costs of the Main-Tenant's surveyor or otherwise in respect of the preparation of the notice.

f.	Not to do or permit to be done upon the Demised Premises anything which constitute nuisance.

g.	To use the Demised Premises only for the purpose specified in Part VIII of the Schedule.

h.	Forthwith to notify the Main-Tenant in writing of any notices served by any competent authority and with all due speed to comply with the terms of the said notice as are effective and to keep the Main-Tenant indemnified from and against all actions, costs, claims, demands and liability in respect thereof.

i.	Not to make or permit to be made any alteration or addition or partition to the Demised Premises or to the Main-Tenant's fixtures, fittings and decorations therein without having first obtained the written consent of the Main-Tenant.

j·	Not to assign, underlet, sublet or part with the actual or legal possession or the use of the Demised Premises for any term whatsoever without the previous consent in writing of the Main-Tenant first obtained.

k.	Sub-Tenant shall not bring or store or permit or suffer to be brought or stored on the Demised Premises or any part of the Buildings arms ammunition or unlawful goods, gunpowder, sulphate or any goods which are of noxious or dangerous;

l.	Sub-Tenant shall return the Demised Premises back to the Main-Tenant (after stop business or terminate contract) in the original premises with fair wear and tear excepted.

m.	Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against damage by fire may become void or voidable or whereby the premiums thereon may be increased and to make good all damage suffered by the Main-Tenant and to repay to theMain-Tenant on demand all sums paid by them by way of increased premium and all expenses incurred by the Main-Tenant in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without prejudice to the other rights of the Main-Tenant.

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

3

n.	Not to install or caused to be installed in the said Demised Premises any heavy equipment or electrical appliances consuming high voltage without the prior written consent of the Main-Tenant first had and obtained.

o.	At the expiration or sooner determination of the tenancy to yield upon peaceably the Demised Premises with the fixtures, fittings and decorations thereto (other that the Sub-Tenant's fixtures) in a tenantable repair and condition, fair wear and tear expected.

p.	At all times during the term hereby created to comply with all such requirements as may be reasonably imposed on the Sub-Tenant by any ordinance or Act of Parliament now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder.

q.	The Sub-Tenant shall bear the cost of electricity, water, sewerage mains (Indah Water) and telephone (if any) should be made payable direct to Tenaga Nasional Berhad, Jabatan Air, TM Point, post office outlets, any local bank counter or relevant authority.

r.	The Sub-Tenant shall pay, keep and filing the full payment electricity bill, water bill, Indah Water bill & telephone bill (if any). Main-Tenant will be check and review the bills monthly.

4.	The Main-Tenant hereby covenants with the Sub-Tenant as follows:-

a.	To pay the quit rent, the assessment and the maintenance fee imposed on and payable in respect of the Demised Premises.

b.	At all times throughout the tenancy to insure and keep insured the Demised Premises including the Sub-Tenant's fixtures fittings and chattels from loss or damage by fire and to pay all premiums necessary for that purpose.

c.	To permit the Sub-Tenant if he punctually pays the rent hereby reserved and other charges and observes the stipulations on his pati herein contained to peacefully enjoy the Demised Premises without any interruption or distmbance by the Main-Tenant or those lawfully claiming title under or in trust for them.

5.	Provide always and it is hereby expressly agreed as follows:-

a.	If the rent hereby reserved or any pati thereof shall at any time be unpaid for seven (7) days after the same shall have become due (havin formally demanded for) or any covenant on the Sub-Tenant's pati herein contained shall not be performed or observed or if the Sub-Tenant shall have a receiving order made against him or shall have made any assignment for the benefit of his creditors or enter into any agreement or made any arrangement with his creditors by composition or otherwise or suffered any distress or attachment or execution to be levied against his good or if the Sub-Tenant for the time being shall be a company and shall go into liquidation whether compulsory or otherwise except for the purpose of reconstruction or amalgamation then and in any such case it shall be lawful for the Main-Tenant at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the tenancy shall absolutely determine but without prejudice to the right of action of the Main-Tenant in respect of any antecedent breach of the conditions on the part of the Sub-Tenant herein contained.

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

4

b.	If the Demised Premises or any part thereof shall be destroyed or damaged by fire (except where such fire has been caused by the fault or negligence of the Sub-Tenant) so as to be unfit for human habitation or use, then the rent hereby covenanted to be paid or a fair propmiion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall again be rendered fit for habitation and use and provided always that nothing in this clause shall render it obligatory on the Main-Tenant to restore, reinstate or rebuild the Demised Premises or any part thereof if the Main Tenant in his absolute discretion does not desire to do so in which even the Main-Tenant shall be entitled to terminate this tenancy by two (2) months notice in writing to the Sub-Tenant and upon such te1mination neither party shall have any claim against the other save and except in respect of any antecedent breach where by all deposits paid buy the Sub-Tenant herein and in monthly rental paid (to be PB rate[ until the date of the event fire) shall be refunded to the Sub-Tenant within 7 days of such termination.

c.	The Main-Tenant shall at the written request of the Sub-Tenant made not less than two (2) months before the expiration of the term hereby created and if there shall not at the time of such request by any existing breach or non observance of any of the covenants of the part of the Sub-Tenant herein to be performed at the Sub-Tenant's expense grant to the Sub-Tenant tenancy of the Demised Premises for a futiher term and subject to the conditions stipulated in Pati IX of the Schedule.

6.	Any notice or other document or writing required to be served delivered or given hereunder shall be sufficiently served if left addressed to the Sub-Tenant on the Demised Premises or sent to the Sub-Tenant by registered post addressed to the Sub Tenant's last known address in Malaysia and any notice document or writing to the Main-Tenant shall be sufficiently served if sent by registered post to the Main-Tenant's last known address.

7.	The cost of and incidental to the preparation and completion of this Agreement including stamp duty shall be paid by the Sub-Tenant.

8.	The Schedule shall be taken, read and construed as pati of this Agreement.

9.	Time wherever mention shall be the essence of the Agreement.

10.	This Agreement shall be binding upon the successor-in-title and assigns personal representatives and heirs of the Main-Tenant and the Sub-Tenant.

11.	In the event the Main-Tenant's wish to sell the demised premise than the sale shall be subject to this Tenancy.

12.	In the event that the Sub-Tenant fails to fulfill the tenancy period, the deposit sum shall be forfeited by the Main-Tenant.

13.	In the event the Sub-Tenant has vacant the Demised Premises, the utility fees has to be fully settled up to the date of vacating the demised premises. In failing to do so, the Main-Tenant has right to take legal action.

14.	Both the Main-Tenant and the Sub-Tenant agreed that in the event that the Sub- Tenant fail or neglect to pay the rental for two (2) months then the Main-Tenant shall be entitled to padlock the Demised Premise. The Sub-Tenant shall not take any legal action against the Main-Tenant when the Main-Tenant padlocks the Demised Premise.

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

5

15.	In the event the Main-Tenant fails to fulfill the tenancy period the deposit sum paid herein Shall be refunded to the Sub-Tenant together with an amount equivalent to the deposit sum.

IN WITNESS WHEREOF the parties hereto have set their hands the day and year first above written.

Tenancy Agreement

The Main-Tenant: MIG NETWORK & CONSULTANCY SDN BHD

The Sub-Tenant: MIG MOBILE TECH BHD

6

WITNESS by]
]
]
]
]--------------------------------
Name: LOW MEI KUAN
(NRIC: 920405-14-5608)

SIGNED by]
]
The Sub-Tenant]
]
]--------------------------------
Name: MIG MOBILE TECH BHD
(1160768-U)

WITNESS by]
]
]
]
]--------------------------------
Name: LOW MEI KUAN
(NRIC: 920405-14-5608)

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SCHEDULES

(which is to be taken read and construed as an essential part of this Agreement)

Part I	:	The Main-Tenant Name : MIG NETWORK & CONSULTANCY SDN BHD Co. Reg. No. : 1043474-H Address : 1-01,1st Floor, Axis Business Campus, No 13A&13B, Jalan 225 Seksyen 51A, 46100Petaling Jaya, Selangor. Contact : +603-2858 6762 Bank Account No : Public Bank 3189794733
Part II	:	Sub-Tenant Name : MIG MOBILE TECH BHD Co. Reg. No. : 1160768-U Address : 1-02,1st Floor, Axis Business Campus, No 13A&13B, Jalan 225 Seksyen 51A, 46100 Petaling Jaya, Selangor. Contact : +603-2857 8500
Part III	:	Demised Premises: Address: 1-02,1st Floor, Axis Business Campus, No 13A&13B, Jalan 225 Seksyen 51A, 46100 Petaling Jaya, Selangor.
	:	Term: 1) TWO (2) year commencing 1st November 2017 and expiring 31st October 2019 and 2) Monthly Rental as stated in Part V of the Schedule with effective from 1st Nov 2017.
Part V	:	Monthly Rental : RM24,073.00 (exclude gst)(6,878 sq.ft x RM3.50) (Ringgit Malaysia Twenty-Four Thousand Seventy-Three only)
Part VI	:	Rental / Security Deposit : RM 48,146.00 (Ringgit Malaysia Forty-Eight Thousand One Hundred and Forty-Six only)
Part VII	:	Utilities (Indah Water & Electricity) Deposit : RM 0.00 (Ringgit Malaysia Zero only)
Part VIII	:	Use of Demised Premises: For office use only.
Part IX	:	Option: One (1) year at prevailing market rate up to a maximum of 10% from the current monthly rental at the time of the renewal or as the Main-Tenant and the Sub-Tenant mutually agreed thereon.

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8
7
6
5
4
2
1
55475
7925
7925
7925
7925
7925
7925
7925
Staircase 01
Lift Lobby
Lv Riser
A/c
OFFICE
9,602sq.ft.
OFFICE
9,878sq.ft.
AHU Room
AHU Room
9144
9144
9144
9144
14661
8565
36576

Pelan Tingkat Satu

1:200

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